UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 2, 2025

Columbia Banking System, Inc.

(Exact name of registrant as specified in its charter)

Washington	000-20288	91-1422237
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1301 A Street

Tacoma, Washington 98402-4200

(Address of Principal Executive Offices) (Zip Code)

(253) 305-1900

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[☐]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[☐]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[☐]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[☐]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS	TRADING SYMBOL	NAME OF EXCHANGE
Common Stock	COLB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [☐]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [☐]

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated as of April 23, 2025 (the “Merger Agreement”), by and among Columbia Banking System, Inc., a Washington corporation (“Columbia”), Pacific Premier Bancorp, Inc., a Delaware corporation (“Pacific Premier”), and Balboa Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Columbia (“Merger Sub”).

Effective on August 31, 2025 (the “Closing Date”), Columbia completed its previously announced all-stock acquisition of Pacific Premier (the “Closing”). Pursuant to the Merger Agreement, on the Closing Date, Merger Sub merged with and into Pacific Premier (the “Merger”) at the effective time of the Merger (the “Effective Time”), with Pacific Premier surviving the Merger (the “Surviving Corporation”). Immediately following the Merger, Columbia caused the Surviving Corporation to be merged with and into Columbia (the “Second Step Merger” and, together with the Merger, the “Mergers”), with Columbia surviving the Second Step Merger. Promptly following the Second Step Merger, Pacific Premier Bank, National Association (“Pacific Premier Bank”), a national banking association and wholly owned subsidiary of Pacific Premier, merged with and into Columbia Bank (“Columbia Bank”), an Oregon state-chartered commercial bank and wholly owned subsidiary of Columbia (the “Bank Merger”), with Columbia Bank surviving the Bank Merger.

Pursuant to the terms of the Merger Agreement, at the Effective Time, each share of common stock, par value $0.01, of Pacific Premier (“Pacific Premier Common Stock”) outstanding immediately prior to the Effective Time, other than certain shares held by Columbia, Pacific Premier or any of their respective wholly owned subsidiaries, was converted into the right to receive 0.9150 of a share (the “Exchange Ratio”) of common stock, no par value, of Columbia (“Columbia Common Stock”), with cash (without interest) paid in lieu of fractional shares (the “Merger Consideration”).

Pursuant to the Merger Agreement, at the Effective Time, each outstanding award of Pacific Premier Common Stock subject to vesting, repurchase or lapse restrictions granted or assumed under a Pacific Premier stock plan (a “Pacific Premier RSA”) that was outstanding and unvested immediately prior to the Effective Time was (i) if granted to a non-employee member of the Pacific Premier board of directors, converted into the right to receive the Merger Consideration in respect of each share of Pacific Premier Common Stock subject to such Pacific Premier RSA immediately prior to the Effective Time, and (ii) if not granted to an individual in clause (i), assumed and converted into a restricted stock award in respect of shares of Columbia Common Stock (a “Columbia RSA”) based on the Exchange Ratio and continues to be subject to the same terms and conditions as were applicable to the applicable Pacific Premier RSA immediately prior to the Effective Time. At the Effective Time, each outstanding performance-based restricted stock unit award in respect of shares of Pacific Premier Common Stock granted under a Pacific Premier stock plan (a “Pacific Premier Performance Award”) was assumed and converted into a restricted stock unit award in respect of Columbia Common Stock (a “Columbia RSU Award”), with the number of shares of Columbia Common Stock subject to each such Columbia RSU Award equal to the product of (i) the number of shares of Pacific Premier Common Stock subject to such Pacific Premier Performance Award immediately prior to the Effective Time based on target performance multiplied by (ii) the Exchange Ratio. Except as specifically provided in the Merger Agreement, each such Columbia RSU Award continues to be subject to the same terms and conditions as were applicable to the applicable Pacific Premier Performance Award immediately prior to the Effective Time. At the Effective Time, each outstanding and unexercised option to purchase shares of Pacific Premier Common Stock granted under a Pacific Premier stock plan (a “Pacific Premier Option Award”), whether vested or unvested, was cancelled and the holder of such Pacific Premier Option Award became entitled to receive an amount in cash equal to the product of (i) the number of shares of Pacific Premier Common Stock subject to such Pacific Premier Option Award immediately prior to the Effective Time, multiplied by

(ii) the excess, if any, of the cashout price (as defined below) of such Pacific Premier Option Award over the exercise price per share of the Pacific Premier Common Stock subject to such Pacific Premier Option Award immediately prior to the Effective Time. “Cashout price” means an amount in cash equal to the product of (A) the Exchange Ratio, multiplied by (B) the average of the per share closing price of Columbia Common Stock for the consecutive period of five full trading days ending on the day that was five days preceding the Closing Date. Any Pacific Premier Option Award which had an exercise price per share of Pacific Premier Common Stock that was greater than or equal to the cashout price was cancelled at the Effective Time for no consideration or payment.

The foregoing description of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

As a result of the consummation of the Merger, the outstanding shares of Pacific Premier Common Stock were converted into the right to receive approximately 88,869,848 shares of Columbia Common Stock. The issuance of shares of Columbia Common Stock in connection with the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-287607) filed by Columbia with the Securities and Exchange Commission (the “SEC”) on May 28, 2025, as amended, and declared effective on June 16, 2025.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

At the Effective Time, three (3) former directors of Pacific Premier were appointed to serve as directors of Columbia, in each case effective as of the Effective Time: Steven R. Gardner, M. Christian Mitchell and Jaynie Miller Studenmund (such former directors of Pacific Premier, the “New Directors”). Other than the Merger Agreement, there are no arrangements between the New Directors and any other person pursuant to which the New Directors were selected as directors. There are no transactions in which any New Director has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Biographical Information. Biographical information related to the New Directors can be found in the Definitive Proxy Statement on Schedule 14A filed by Pacific Premier with the SEC on April 7, 2025.

Board Committee Assignments after the Merger.

The following New Directors were appointed to the committees of the Board of Directors of Columbia, in each case effective as of the Effective Time:

Audit Committee: M. Christian Mitchell.

Compensation Committee: Jaynie Miller Studenmund.

Enterprise Risk Management Committee: M. Christian Mitchell.

Nominating and Governance Committee: Jaynie Miller Studenmund.

Director Compensation. Compensatory arrangements for M. Christian Mitchell and Jaynie Miller Studenmund will be consistent with Columbia’s current non-employee director compensation for the 2025-2026 year of service (the relevant amounts of which are set forth below), provided that such amounts shall be prorated for the partial year of service commencing on September 1, 2025 and continuing until the next annual meeting of shareholders.

Annual Cash Retainer	$85,000
Committee Member Annual Retainers
Audit	$15,000
Compensation	$10,000
Enterprise Risk Management	$10,000
Other standing committees	$7,500
Annual Equity Retainer	$85,000

The Annual Equity Retainer comprises a restricted stock award under Columbia’s 2024 Equity Incentive Plan. Such restricted stock award will vest in full on May 15, 2026, consistent with the restricted stock awards previously received by Columbia’s current non-employee directors.

Steven R. Gardner will not receive any compensation in connection with his service as a director.

Gardner Consulting Agreement

On September 2, 2025, Steven R. Gardner, the former Chairman, Chief Executive Officer and President of Pacific Premier, entered into a consulting agreement (the “Gardner Consulting Agreement”) with Columbia and Columbia Bank, pursuant to which Mr. Gardner will provide consulting services related to (i) the integration of the business operations of Pacific Premier and Pacific Premier Bank into Columbia’s and its subsidiaries’ business and operations; (ii) client relations services; (iii) investor relations services; and (iv) other strategic matters as may be reasonably determined by Columbia’s Chief Executive Officer (collectively, the “Services”). Pursuant to the Gardner Consulting Agreement, Mr. Gardner will provide the Services for a period of one year and one day following September 2, 2025 and will receive $2.2 million payable in equal monthly installments.

The foregoing description of the Gardner Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Gardner Consulting Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 2, 2025, Columbia and Pacific Premier issued a joint press release announcing the Closing. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01, as well as Exhibit 99.1 referenced herein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses or funds acquired.

The financial statements of Pacific Premier required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated April 23, 2025, by and among Columbia Banking System, Inc., Pacific Premier Bancorp, Inc., and Balboa Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 of Columbia Banking System, Inc.’s Form 8-K filed with the SEC on April 25, 2025 (File No. 000-20288)).

10.1	Consulting Agreement, dated September 2, 2025, by and between Columbia Banking System, Inc. and Steven R Gardner.

99.1	Joint Press Release of Columbia Banking System, Inc. and Pacific Premier Bancorp, Inc., dated September 2, 2025.

104	104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA BANKING SYSTEM, INC.

Date: September 2, 2025	By:	/s/ Kumi Yamamoto Baruffi
Kumi Yamamoto Baruffi
EVP, General Counsel and Corporate Secretary